UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 2, 2009

INMEDICA DEVELOPMENT CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12968	87-0397815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3104 E. Camelback Road, Suite 242
Phoenix, Arizona 85016
(Address of principal executive offices) (Zip Code)

(480) 991-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2009, Wayne R. Myers resigned as a Director and President of InMedica Development Corporation (the "Registrant"), effective as of April 29, 2009. There were no disagreements between Mr. Myers and the Registrant.

On June 2, 2009, the Registrant's Board of Directors executed consent minutes which appointed Mr. David P. Martin as a Director and President of the Registrant, effective April 29, 2009. There are no family relationships between Mr. Martin and any other officer or Director of the Registrant.  Information concerning the business experience of Mr. Martin is set forth below.

From November 1999 to December 2008, Mr. David P. Martin, age 66, was Vice President of Sales and Marketing for Amerityre Corporation, a publicly traded company located in Boulder City, Nevada, which invents and markets polyurethane tires for non-traditional tire applications.  From January 2009 until his appointment with Registrant, Mr. Martin had been retired.  From 1979 to 1994, Mr. Martin was a licensed securities broker with Paine Webber, Thomson, McKinnon Securities and Prudential Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 4, 2009

INMEDICA DEVELOPMENT CORPORATION

By:	/s/ Ronald Conquest
Ronald Conquest
Chairman and Chief Executive Officer